UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) – April 13, 2009

RF MONOLITHICS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	0-24414	75-1638027

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 Sigma Road Dallas, Texas 75244

(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including Area Code - (972) 233-2903

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

          On April 13, 2009, RF Monolithics, Inc. (the “Company”) entered into and received funding under a $900,000 real estate loan with ViewPoint Bank, which is a wholly-owned subsidiary of ViewPoint Financial Group (NASDAQL VPFG).  The real estate loan is secured by a deed of trust on the Company’s Dallas headquarters facility.  Proceeds were used to pay off the Company’s existing term loan and a portion of a revolving line of credit with another lender, which released its deed of trust lien on the Company’s Dallas headquarters facility.   The real estate loan is payable in sixty (60) monthly payments of $5,000 principal plus accrued interest, with a balloon payment of $600,000 due and payable at maturity, which is April 23, 2014. The Registrant’s press release, dated April 13, 2009, announcing this real estate loan is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 2.02     Results of Operations and Financial Condition.

The Registrant’s press release, dated April 13, 2009, announcing its results of operations and financial condition for the second quarter fiscal year 2009, is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(c)       Exhibits.

Exhibit	Description

99.1	Registrant’s Press Release, dated April 13, 2009, announcing real estate loan.

99.2	Registrant’s Press Release, dated April 13, 2009, announcing second quarter earnings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RF MONOLITHICS, INC.

		By:	/s/ Harley E. Barnes III
Harley E. Barnes III
Chief Financial Officer

Date:	April 13, 2009

EXHIBIT INDEX

Exhibit	Description

99.1	Registrant’s Press Release, dated April 13, 2009, announcing real estate loan.

99.2	Registrant’s Press Release, dated April 13, 2009, announcing second quarter earnings.